UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 3, 2010

ULTICOM, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-30121	22-2050748
State or Other Jurisdiction of Incorporation or Organization	(Commission File Number)	I.R.S. Employer Identification No.

1020 Briggs Road,
Mount Laurel, New Jersey
08054

(Address of Principal Executive Offices)
(Zip Code)

Registrant's telephone number, including area code: (856) 787-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of CertainOfficers; Compensatory Arrangements of Certain Officers.

On April 19, 2010, the Board of Directors of Ulticom, Inc. (the “Company” or “Ulticom”) approved the Ulticom, Inc. 2010 Stock Incentive Compensation Plan (the “2010 Plan”), subject to shareholder approval.  The Company’s shareholders voted on and approved the 2010 Plan at the Annual Meeting of Shareholders held on June 3, 2010.

The following is a summary of the material terms of the 2010 Plan.

 Purposes

The purposes of the 2010 Plan are to assist Ulticom, its subsidiaries and affiliates in attracting and retaining valued non-employee directors, employees and consultants, to align their respective interests with shareholders’ interests through equity-based compensation and to permit the granting of awards that are intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Internal Revenue Code. Options, stock appreciation rights, restricted stock and other stock-based awards may be granted under the 2010 Plan.  Ulticom believes it is essential to obtain authorization for the 2010 Plan in order to retain the ability to continue to provide a market competitive incentive for retention and motivation of key employees.

 Administration

 The 2010 Plan is administered by the Compensation Committee and, with respect to the grant of awards, the Stock Option Subcommittee.  Subject to certain restrictions, the Compensation Committee may delegate its powers under the 2010 Plan to one or more of its members (including the Stock Option Subcommittee) or members of the Board of Directors, one or more officers of Ulticom or any of its subsidiaries or affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable. Subject to the provisions of the 2010 Plan, the administrator of the 2010 Plan has authority in its discretion to: (1) interpret and administer the 2010 Plan and awards granted pursuant to the 2010 Plan; (2) select directors, employees and consultants to whom awards may be granted; (3) determine the type, amount and terms of awards; (4) clarify, construe or resolve any ambiguity in any provision of the 2010 Plan or any award granted pursuant to the 2010 Plan; (5) approve forms of agreement for use under the 2010 Plan; (6) accelerate or waive vesting of awards granted pursuant to the 2010 Plan; (7) extend the term or period of exercisability of any awards granted pursuant to the 2010 Plan; (8) modify the purchase price under any award granted pursuant to the 2010 Plan; and (9) modify or waive any terms or conditions applicable to any award granted pursuant to the 2010 Plan.

Shares Subject to the 2010 Plan

 The stock subject to options and awards under the 2010 Plan is authorized but unissued shares of our common stock or shares of treasury common stock. The number of shares of common stock that may be issued under the 2010 Plan is 500,000 shares (and incentive stock options may be issued for the full plan).  In the event that any outstanding award under the 2010 Plan expires, is forfeited, cancelled or otherwise terminated without the issuance of shares or is otherwise settled for cash, the shares subject to such award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for awards under the 2010 Plan.

Section 162(m) Limitations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the chief executive officer or any of the three other most highly compensated officers (other than the chief executive officer or the chief financial officer). Certain performance-based compensation is specifically exempt from the deduction limit if it otherwise meets the requirements of Section 162(m). One of the requirements for equity compensation plans is that there must be a limit to the number of shares granted to any one individual under the plan during a specified period. Accordingly, the 2010 Plan provides that no participant may receive options, stock appreciation rights and performance-based compensation denominated in shares during any fiscal year in excess of 250,000 shares, and no participant may receive awards denominated in cash or property during any fiscal year in excess of $3,000,000, in each case, subject to adjustments made in accordance with the plan.  Shareholder approval of this proposal will constitute shareholder approval of this limitation for Section 162(m) purposes.

Eligibility

Nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock, other stock-based awards (other than incentive stock options) and performance-based compensation (including any of the foregoing awards structured as such) may be granted to employees and consultants, in each case, of Ulticom or any of its subsidiaries or affiliates and members of the board of directors of Ulticom. Incentive stock options, or ISOs, may be granted only to employees of Ulticom or a subsidiary. Each option will be designated in the stock option agreement as either an ISO or an NSO. As of January 31, 2010, we estimate that approximately 200 employees, as well as our three independent directors, were eligible to participate in the 2010 Plan.

Terms and Conditions of Options

Exercise Price.  The exercise price for shares issued upon exercise of options will be determined by the 2010 Plan administrator but may not be less than 100% of the fair market value of the stock underlying the option on the date the option is granted. The exercise price of ISOs granted to a 10% or greater shareholder may not be less than 110% of the fair market value on the date of grant.

Form of Consideration.  The means of payment for shares issued upon exercise of an option will be specified in each option agreement. The 2010 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), through the delivery of irrevocable instructions to a broker to sell shares of our common stock obtained upon the exercise of the option and to deliver to us an amount out of the proceeds of such sale equal to the exercise price for such shares of our common stock being purchased, any combination of the foregoing or any other method of payment determined by the 2010 Plan administrator to be consistent with applicable law and the purpose of the plan.

Term of Options.  The term of an option may be no more than ten years from the date of grant, except that the term of an ISO granted to a 10% or greater shareholder may not exceed five years from the date of grant.

Other Provisions.  The award agreement for each option grant may contain other terms, provisions and conditions not inconsistent with the 2010 Plan, as may be determined by the 2010 Plan administrator. In this regard, an award agreement may specify other events that may cause a participant’s rights, payments and benefits with respect to an award to be subject to reduction, cancellation, forfeiture, or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an award.

Terms and Conditions of Stock Appreciation Rights

A stock appreciation right is the right to receive, upon exercise thereof, the excess of (a) the fair market value of a specified number of shares of common stock on the date of exercise over (b) the grant price of the right as specified by the 2010 Plan administrator on the date of the grant. Stock appreciation rights may be issued either alone, in addition to, or in tandem with, any options granted under the 2010 Plan. The grant of a stock right under the 2010 Plan will be evidenced by an award agreement.

Terms and Conditions of Restricted Stock

An award of restricted stock is a grant by the 2010 Plan administrator of a specified number of shares of common stock to the participant, which shares are subject to forfeiture upon the occurrence of specified events.  An award of restricted stock will be evidenced by an award agreement.  The 2010 Plan administrator may condition the grant of restricted stock or the expiration of the restriction period upon the participant’s achievement of one or more performance goal(s) specified in the award agreement.  Restricted stock granted to employees or consultants shall have a minimum vesting period of three years if they vest based on the passage of time and one year if they vest based on the achievement of performance goals, in each case, subject to acceleration of vesting as may be set forth in the applicable award agreement in the event of death, disability, or change of control or as otherwise may be determined in accordance with the 2010 Plan.

Other Stock-Based Awards

The 2010 Plan administrator will have the right to grant other awards of shares of Ulticom’s common stock or valued by reference to or  based upon the fair market value of Ulticom’s common stock, having such terms and conditions as the 2010 Plan administrator may determine, including without limitation, restricted stock units and other phantom awards.  The 2010 Plan administrator will determine to whom and when other stock-based awards will be made, the number of shares to be awarded under (or otherwise related to) such other stock-based awards, whether such other stock-based awards will be settled in cash, shares or a combination of cash and shares, and all other terms and conditions of such awards.  Other stock-based awards granted to employees or consultants shall have a minimum vesting period of three years if they vest based on the passage of time and one year if they vest based on the achievement of performance goals, in each case, subject to acceleration of vesting as may be set forth in the applicable award agreement in the event of death, disability, or change of control or as otherwise may be determined in accordance with the 2010 Plan.

Performance Goals

Any awards granted under the Plan may be granted so as to qualify for the performance-based compensation exemption of Section 162(m) of the Code (“Section 162(m) performance-based awards”). As determined by the 2010 Plan administrator in its sole discretion, either the granting, vesting or payment of such performance-based awards shall be based on achievement of performance goals based on one or more performance measures as set forth in the 2010 Plan.

The business criteria to be used for establishing performance goals under any Section 162(m) performance-based award shall be as follows: (a) sales or revenue; (b) earnings per share; (c) measurable achievement in quality, operation and compliance initiatives; (d) objectively determinable measure of non-financial operating and management performance objectives; (e) net earnings (either before or after interest, taxes, depreciation and amortization); (f) economic value-added; (g) net income (either before or after taxes); (h) operating earnings; (i) cash flow (including, but not limited to, operating cash flow and free cash flow); (j) cash flow return on capital; (k) return on net assets; (l) return on shareholders’ equity; (m) return on assets; (n) return on capital; (o) shareholder returns, dividends and/or other distributions; (p) return on sales; (q) gross or net profit margin; (r) productivity; (s) expenses; (t) margins; (u) operating efficiency; (v) customer satisfaction; (w) measurable achievement in quality and compliance initiatives; (x) working capital; (y) debt; (z) debt reduction; (aa) price per share of stock; (bb) market share; (cc) completion of acquisitions; (dd) business expansion; (ee) product diversification; and (ff) new or expanded market penetration.  The foregoing criteria shall have any reasonable definitions that the 2010 Plan administrator may specify, which may include or exclude any or all of the following items, as the 2010 Plan administrator may specify: (pp) extraordinary, unusual or non-recurring items; (qq) effects of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (rr) effects of currency fluctuations; (ss) effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (tt) expenses for restructuring, productivity initiatives or new business initiatives; (uu) impairment of tangible or intangible assets; (vv) litigation or claim judgments or settlements; (ww) non-operating items; (xx) acquisition expenses; (yy) discontinued operations; and (zz) effects of assets sales or divestitures.

In addition, Section 162(m) performance-based awards may use the foregoing business criteria to measure the performance of Ulticom and/or any of its subsidiaries or affiliates as a whole, any business unit or divisional unit thereof or any combination thereof against any goal including past performance or compared to the performance of a group of comparable companies or a published or special index.  Subject to Section 162(m) of the Internal Revenue Code, the 2010 Plan administrator may adjust the performance goals (including to prorate goals and payments for a partial plan year) in the event of the following occurrences: (i) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or polices; (ii) mergers and acquisitions; and (iii) financing transactions, including selling accounts receivable.

Section 162(m) performance-based awards may not be adjusted upward, however, the 2010 Plan administrator retains the discretion to adjust such awards downward, either on a formula or discretionary basis or any combination, as determined by the 2010 Plan administrator.

Adjustments

Changes in Capitalization.  In the event of any corporate event or transaction involving Ulticom, a subsidiary and/or an affiliate (including, but not limited to, a change in the Shares of Ulticom or the capitalization of Ulticom) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than regular cash dividends to shareholders of Ulticom), or any similar corporate event or transaction, the 2010 Plan administrator, to prevent dilution or enlargement of participants’ rights under the 2010 Plan, shall substitute or adjust, in its sole discretion, the number and kind of shares or other property that may be issued under the 2010 Plan or under particular forms of awards, the number and kind of shares or other property subject to outstanding awards, the option exercise price, grant price or purchase price applicable to outstanding awards, the annual award limits, and/or other value determinations applicable to the 2010 Plan or outstanding awards under the 2010 Plan.

Change in Control.  Unless the 2010 Plan administrator determines otherwise at the time of grant of an award, upon the occurrence of a change of control (as defined in the 2010 Plan) any outstanding awards under the 2010 Plan (A) which are not assumed shall immediately prior to the occurrence of the change of control vest in full, become exercisable and all restrictions lapse, as may be applicable and (B) which are assumed shall vest in full, become exercisable and all restrictions shall lapse, as may be applicable, to the extent the participant’s employment or service, as applicable, is terminated within a specified period of time following such change of control as determined by the 2010 Plan administrator and set forth in the applicable award agreement.  In addition to the foregoing, the 2010 Plan administrator, in its discretion, may provide for the continuation or assumption or substitution of each outstanding award, accelerate the exercisability, vesting and/or lapse of restrictions under outstanding awards, upon written notice, provide that any outstanding awards must be exercised, to the extent exercisable, during a reasonable period of time, or cancel awards for fair value paid to the participant.

Limits on Transferability

Unless otherwise determined by the 2010 Plan administrator, an award granted under the 2010 Plan may not be transferred or assigned during a participant’s lifetime and will not be transferable or assignable by the participant except in the event of his death (subject to the applicable laws of descent and distribution).

Amendment and Termination of the 2010 Plan and Awards

The 2010 Plan administrator may amend, modify or terminate the 2010 Plan or any portion thereof or any award under the 2010 Plan at any time provided that, subject to certain exceptions, the participant’s consent to such action must be obtained unless the administrator determines that the action would not materially diminish the rights of the participant under any award granted to such participant under the 2010 Plan or is necessary to cause the award to comply with applicable laws. Subject to certain exceptions, no such action shall be made without the prior approval of Ulticom’s shareholders, (A) if such approval is necessary to comply with any tax or regulatory requirement applicable to the 2010 Plan, (B) if such action increases the number of shares available under the 2010 Plan (other than an increase permitted under the 2010 Plan absent shareholder approval), (C) to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment (including, without limitation increases in the annual award limits) for Ulticom, a subsidiary, and/or an affiliate or a change in eligibility requirements under the 2010 Plan, or (D) for any action that results in a reduction of the option exercise price or grant price per share, as applicable, of any outstanding options or stock appreciation rights or cancellation of any outstanding options or stock appreciation rights in exchange for cash, or for other awards, such as other options or stock appreciation rights, with an option exercise price or grant price per share, as applicable, that is less than such price of the original options or stock appreciation rights.

Separation from Service.

Notwithstanding any contrary provision in the 2010 Plan or any award agreement, any payment(s) of nonqualified deferred compensation that are otherwise required to be made under the 2010 Plan or any award agreement to a specified employee (within the meaning of Section 409A of the Internal Revenue Code) as a result of his or her separation from service (within the meaning of Section 409A of the Internal Revenue Code), other than a payment that is not subject to Section 409A of the Internal Revenue Code, shall be delayed for the first six months following such separation from service and shall instead be paid (in a manner set forth in the award agreement) on the date that immediately follows the end of such six-month period (or, if earlier, within 10 business days following the date of death of the specified employee) (the “New Payment Date”) or as soon as administratively practicable thereafter, but in no event later than the later of  the end of the applicable taxable year of the specified employee or the fifteenth day of the third calendar month following the New Payment Date.

Tax Withholding

Ulticom has the power and right to deduct or withhold automatically from any amount deliverable under an award or otherwise, or require a participant to remit to Ulticom, the amount necessary to satisfy all applicable taxes to be withheld with respect to any taxable event arising under the 2010 Plan.  Subject to the foregoing and the approval of the 2010 Plan administrator, participants may elect to satisfy any withholding requirement, in whole or in part, by having Ulticom withhold shares of Ulticom’s common stock having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed.

Federal Income Tax Consequences

Incentive Stock Options — A participant who receives an ISO will generally recognize no taxable income for regular federal income tax purposes upon either the grant or the exercise of such ISO. However, when a participant exercises an ISO, the difference between the fair market value of the shares purchased and the option price of those shares will be includable in determining the participant’s alternative minimum taxable income.

If the shares are retained by the participant for at least one year from the date of exercise and two years from the date of grant of the options, gain will be taxable to the participant upon sale of the shares acquired upon exercise of the ISO, as a long-term capital gain. In general, the adjusted basis for the shares acquired upon exercise will be the option price paid with respect to such exercise. Ulticom will not be entitled to a tax deduction arising from the exercise of an ISO if the employee qualifies for such long-term capital gain treatment.

Nonstatutory Stock Options (NSOs) and Stock Appreciation Rights (SAR) — A participant will not recognize taxable income for federal income tax purposes at the time an NSO or SAR is granted. However, the participant will recognize compensation taxable as ordinary income at the time of exercise for all shares that are not subject to a substantial risk of forfeiture. The amount of such compensation will be the difference between the option price for an NSO, or base price, for an SAR, and the fair market value of the shares on the date of exercise of the NSO or cash or shares received upon the exercise of the SAR. Ulticom will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is deemed to have recognized income upon exercise of the NSO or the SAR.

The participant’s basis in any shares acquired upon the exercise of an NSO or SAR will be adjusted by adding the amount so recognized as compensation to the purchase price paid by the participant for the shares. The participant will recognize gain or loss when he or she disposes of any shares obtained upon exercise of an NSO or SAR settled in an amount equal to the difference between the selling price and the participant’s tax basis in such shares. Such gain or loss will be treated as long-term or short-term capital gain or loss, depending upon the holding period.

Stock Rights — The federal income tax consequences of a stock right will depend on how the award is structured. A participant will recognize ordinary income on the grant of an award of unrestricted Shares equal to the excess of the fair market of each Share subject to the Stock Right over the purchase price paid by the participant. If the award is structured as a restricted share award (i.e., with transfer restrictions and a right of repurchase by Ulticom), then unless a participant makes a voluntary filing under Section 83(b) of the Code to recognize ordinary income on the date the award is granted, a participant granted a restricted stock award will recognize ordinary income on the excess of the fair market of each Share subject to the Stock Right over the purchase price paid by the participant on the date restrictions lapse. Ulticom will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes income in respect of the award.

Other Stock Based Awards other than SARs — The tax consequences of other stock based awards depends upon how the awards are structured. Generally, an award such as restricted stock units will cause a participant to recognize income on the date the award is paid or “constructively received” by the participant, provided the award complies with Section 409A of the Code.  Ulticom will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant recognizes income in respect of the award.

The foregoing summary description of the 2010 Plan is not intended to be complete and is qualified in its entirety by reference to the actual terms of the 2010 Plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on June 3, 2010.  At the meeting, the Company’s shareholders elected the Company’s 9 nominees as directors who will serve as the Board of Directors of Ulticom until the next annual meeting of shareholders, and until their successors are elected and qualified.  The Company’s shareholders also approved the Ulticom, Inc. 2010 Stock Incentive Compensation Plan and ratified the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

The final voting results for each matter submitted to a vote of shareholders at the meeting were as follows:

Proposal No. 1: Election of Directors

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes

Paul D. Baker	8,020,983	2,023,008	-	349,554

John A. Bunyan	8,020,095	2,023,896	-	349,554

Michael J. Chill	9,968,473	75,518	-	349,554

Andre Dahan	7,961,525	2,082.466	-	349,554

Ron Hiram	8,088,493	1,955,498	-	349,554

Joel E. Legon	8,020,095	2,023,896	-	349,554

Rex A. McWilliams	8,088,468	1,955,523	-	349,554

Shawn K. Osborne	8,020,978	2,023,013	-	349,554

Shefali A. Shah	7,961,475	2,082,516	-	349,554

Proposal No. 2: Approval of the Ulticom, Inc. 2010 Stock Incentive Compensation Plan

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,073,140	970,776	75	349,554

Proposal No. 3: Ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2010

Votes For	Votes Against	Abstentions	Broker Non-Votes

10,239,221	154,155	169	0

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Ulticom, Inc. 2010 Stock Incentive Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTICOM, INC.

Date: June 7, 2010	By:	/s/ Shawn K. Osborne
	Name:	Shawn K. Osborne
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Ulticom, Inc. 2010 Stock Incentive Compensation Plan